                                                                   EXHIBIT 99(B)




                      AGREEMENT AND PLAN OF REORGANIZATION

                                   dated as of

                                  May 14, 1998

                                      among

                           MICRO GENERAL CORPORATION,

                                ACS MERGER, INC.,

                                ACS SYSTEMS, INC.

                                       and

                        FIDELITY NATIONAL FINANCIAL, INC.

                                TABLE OF CONTENTS


                                                                                           PAGE

                                    ARTICLE I

                                   THE MERGER
1.1     The Merger...........................................................................1
1.2     Closing..............................................................................1
1.3     Effective Time of the Merger.........................................................2
1.4     Effects of the Merger................................................................2

                                   ARTICLE II

    EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

2.1     Conversion of Shares.................................................................2
2.2     Surrender and Payment................................................................2

                                   ARTICLE III

                            THE SURVIVING CORPORATION

3.1     Articles of Incorporation............................................................3
3.2     Bylaws...............................................................................3
3.3     Directors; Officers..................................................................3

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.1     Representations and Warranties of the Company........................................3

               (a)    Organization, Standing and Corporate Power.............................3
               (b)    Subsidiaries...........................................................3
               (c)    Capital Structure......................................................3
               (d)    Authority; Noncontravention............................................4
               (e)    SEC Documents; Financial Statements; No Undisclosed Liabilities........4
               (f)    Licenses, Approvals, etc...............................................5
               (g)    Absence of Certain Changes or Events...................................5
               (h)    Litigation.............................................................5
               (i)    Regulatory Matters; Compliance with Laws...............................5
               (j)    Taxes..................................................................6
               (k)    Contracts; Debt Instruments............................................6
               (l)    Proprietary Rights.....................................................7
               (m)    Insurance..............................................................7
               (n)    Brokers................................................................8
               (o)    Disclosure.............................................................8

4.2     Representations and Warranties of Parent and Merger Subsidiary.......................8


                               TABLE OF CONTENTS
                                  (CONTINUED)

               (a)    Organization, Standing and Corporate Power.............................8
               (b)    Authority; Noncontravention............................................8
               (c)    SEC Documents; Financial Statements; No Undisclosed Liabilities........9
               (d)    Brokers...............................................................10
               (e)    Insurance.............................................................10
               (f)    Licenses, Approvals, etc..............................................10
               (g)    Proprietary Rights....................................................10
               (h)    Disclosure............................................................11

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

5.1     Conduct of Business.................................................................11
5.2     Access to Information...............................................................12
5.3     Pooling of Interests; Tax Treatment.................................................12
5.4     Confidentiality.....................................................................12

                                   ARTICLE VI

                               COVENANTS OF PARENT

6.1     Confidentiality.....................................................................13
6.2     Obligations of Merger Subsidiary....................................................13
6.3     Access to Information...............................................................13
6.4     Tax Treatment.......................................................................14
6.5     Securities Reports..................................................................14
6.6     Implement Employee Benefits.........................................................14

                                   ARTICLE VII

                       COVENANTS OF PARENT AND THE COMPANY

7.1     Regulatory Applications; Reasonable Efforts; Notification...........................14
7.2     Press Releases......................................................................15
7.3     Due Diligence.......................................................................15
7.4     Indemnification.....................................................................16

               (a)    Indemnification of Parent.............................................16
               (b)    Limitations...........................................................16
               (c)    Indemnification of Fidelity...........................................16
               (d)    Claims Procedure......................................................16


                               TABLE OF CONTENTS
                                  (CONTINUED)

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

8.1     Conditions to the Obligations of Each Party.........................................17
8.2     Conditions to the Obligations of Parent and Merger Subsidiary.......................18
8.3     Conditions to the Obligations of the Company........................................18

                                   ARTICLE IX

                        CONDITIONS FOLLOWING THE CLOSING

9.1     Increase Stock Option Plan..........................................................19
9.2     Fidelity Financing..................................................................20

                                    ARTICLE X

                                   TERMINATION

10.1    Termination.........................................................................20
10.2    Effect of Termination...............................................................20

                                   ARTICLE XI

                                  MISCELLANEOUS

11.1    Notices.............................................................................21
11.2    Survival of Representations and Warranties..........................................22
11.3    Amendments; No Waivers..............................................................22
11.4    Fees and Expenses...................................................................22
11.5    Successors and Assigns; Parties in Interest.........................................22
11.6    Severability........................................................................22
11.7    Governing Law.......................................................................23
11.8    Entire Agreement....................................................................23
11.9    Counterparts; Effectiveness; Interpretation.........................................23
11.10   Effect of Disclosure Schedule.......................................................23


                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), is entered into as of May 14, 1998, among ACS SYSTEMS, INC., a California corporation (the "Company"), MICRO GENERAL CORPORATION, a Delaware corporation ("Parent"), ACS MERGER, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary") and FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation and the indirect parent corporation of the Company ("Fidelity").

         WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary, the Company and Fidelity have approved the merger of Merger Subsidiary into the Company as set forth below (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and the California General Corporation Law (the "CGCL"), whereby each issued and outstanding share of common stock, no par value, of the Company (the "Shares"), all of which Shares are held by Fidelity, shall be converted into the Merger Consideration (as defined herein);

         WHEREAS, the Board of Directors of Parent has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the stockholders of Parent and (ii) approved this Agreement and the transactions contemplated hereby, including the Merger;

         WHEREAS, it is intended that the Merger be (i) treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, Parent, Merger Subsidiary, the Company and Fidelity desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to consummation thereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CGCL, Merger Subsidiary shall be merged with and into the Company at the Effective Time (as defined herein). At the Effective Time, (i) the separate corporate existence of Merger Subsidiary shall cease, and (ii) the Company shall continue as the surviving corporation as a direct wholly-owned subsidiary of Parent (Merger Subsidiary and the Company are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, the Company, after giving effect to the Merger, is sometimes hereinafter referred to as the "Surviving Corporation").

         1.2 Closing. The closing of the Merger (the "Closing") shall take place as soon as practicable, but in any case on or prior to the third business day after which all of the conditions set forth in Article VIII hereof shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"). At the time of the Closing, the Company and Merger Subsidiary will file an agreement of merger and required officers certificates with the Secretary of State of the State of California (the "Agreement of Merger") and make all other filings or recordings required by the CGCL in connection with the Merger.

         1.3 Effective Time of the Merger. The Merger shall, subject to the CGCL, become effective as of such time as the Agreement of Merger is duly filed with the Secretary of State of the State of California or at such later time as is specified in the Agreement of Merger (the "Effective Time").

         1.4 Effects of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, duties and liabilities of the Company and Merger Subsidiary, all as provided under the CGCL.

                                   ARTICLE II

                       EFFECT OF THE MERGER ON THE CAPITAL
                      STOCK OF THE CONSTITUENT CORPORATIONS

         2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Fidelity or Parent:

               (a) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation and such share shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

               (b) all Shares outstanding immediately prior to the Effective Time shall be converted into the right to receive an aggregate of 4,600,000 shares of Parent's common stock, par value $.05 per share, (the "Parent Common Stock"), without interest (the "Merger Consideration"). The parties hereby expressly agree that the aggregate Merger Consideration is valued at $6,900,000 and the number of shares of Parent Common Stock to be converted in accordance with this Section 2.1(b) is calculated by dividing such aggregate value by $1.50 per share. The parties hereby further expressly agree that the Closing is subject to the satisfaction of all closing conditions set forth in Article VIII hereof including, without limitation, the delivery of each of the Fairness Opinions (as defined in Article VIII below).

        2.2 Closing; Surrender and Delivery. On the day of the Closing, the Company shall surrender to Parent a certificate representing the Shares in exchange for delivery by Parent to the Company of the Merger Consideration. The Closing shall take place at a time mutually agreed upon by the Company and Parent, and shall be located at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California, 92660, or such other location as the Company and Parent shall mutually agree upon prior to the Closing.

                                   ARTICLE III

                            THE SURVIVING CORPORATION

         3.1 Articles of Incorporation. The Articles of Incorporation of the Company in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

         3.2 Bylaws. The Bylaws of the Company in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

         3.3 Directors; Officers. Upon the Effective Time, the Board of Directors of the Surviving Corporation shall consist of two (2) members, and the initial directors of the Surviving Corporation shall, until successors are duly elected and qualified in accordance with applicable law, include the following individuals: William P. Foley, II and Carl A Strunk.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of the Company. The Company and Fidelity represent and warrant to Parent and Merger Subsidiary, subject to the exceptions and qualifications set forth in the disclosure schedule ("Disclosure Schedule") attached hereto, as follows (whenever the representations or warranties of the Company and Fidelity are qualified by the knowledge of the Company and Fidelity, knowledge shall mean knowledge of the executive officers of the Company and Fidelity):

               (a) Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to (i) have a material adverse effect on the value, condition (financial or otherwise), prospects, business, or results of operations of the Company as a whole, (ii) impair the ability of any party hereto to perform its obligations under this Agreement or (iii) prevent or materially delay consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect"). The Company will deliver to Parent with the Disclosure Schedule complete and correct copies of its Articles of Incorporation and Bylaws.

               (b) Subsidiaries. The Company does not own, directly or indirectly, any capital stock or other equity interest in any other Corporation, joint venture, partnership, limited liability company or other entity or person.

               (c) Capital Structure. The authorized capital stock of the Company consists of 300,000 Shares of Common Stock, no par value per share. As of the date of this Agreement, (i) 3,000 Shares of Common Stock were issued and outstanding and (ii) no Shares were held by the

Company. Except as set forth above, no shares of capital stock or other equity or voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all Shares which may be issued pursuant to the Company Options (as defined below) will, when issued, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. There are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

               (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement required in connection with the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default under, or give rise to a right of termination, cancellation of any obligation or to a loss of a material benefit under, (i) the Articles of Incorporation or Bylaws of the Company, (ii) except as disclosed in Section 4.1(d) of the Disclosure Schedule, any loan or credit agreement, note, instrument of debt, lien, lease or any other contract, agreement, instrument, permit or license applicable to the Company or its respective properties or assets, except for conflicts, violations, or defaults individually or in the aggregate which would not have a Material Adverse Effect, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, approval, order, license, permit, waiver or authorization of, or registration, declaration or filing with or exemption, notice, certification or application by or to (collectively, "Consents") any federal, state or local government or any arbitrable panel or any court, administrative or regulatory agency or other governmental authority (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (A) the required consents listed on Section 4.1(d) of the Disclosure Schedule, (B) the filing of the Agreement of Merger in accordance with the CGCL and similar documents with the relevant authorities of other states in which the Company is qualified to do business, and (C) such other Consents as to which the failure to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (e) Financial Statements; No Undisclosed Liabilities. The Company's audited balance sheets as of December 31, 1997 and December 31, 1996 and the Company's audited statements of income, cash flow and shareholders' equity for the periods then ended which are attached to Section 4.1(e) of the Disclosure Schedule, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved ("GAAP") (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company as of the dates thereof and the results of its operations and cash flow for the periods then ended. Except as set forth in
Section 4.1(e) of the Disclosure Schedule, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (f) Licenses, Approvals, etc. The Company possesses or has been granted all registrations, filings, applications, certifications, notices, consents, licenses, permits, approvals, certificates, franchises, orders, qualifications, authorizations and waivers of any Governmental Entity (federal, state and local) necessary to entitle it to conduct its business in the manner in which it is presently being conducted (the "Licenses"), except for Licenses as to which the failure to possess, individually or in the aggregate, would not have a Material Adverse Effect. Except as described in Section 4.1(f) of the Disclosure Schedule, no Action (as defined herein) is pending or, to the knowledge of the Company, threatened seeking the revocation or limitation of any of the Licenses.

               (g) Absence of Certain Changes or Events. Except as contemplated by this Agreement or disclosed in Section 4.1(g) of the Disclosure Schedule, since March 31, 1998, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any event, occurrence or development which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of the Company,
(iii) any damage, destruction or loss, whether or not covered by insurance, that has had or could have a Material Adverse Effect, (iv) any amendment, waiver or modification of any material term of any outstanding security of the Company,
(v) any incurrence, assumption or guarantee by the Company of any material indebtedness for borrowed money or other material obligations, other than in the ordinary course of business consistent with past practice, (vi) any creation or assumption by the Company of any lien on any asset, other than in the ordinary course of business consistent with past practice, or (vii) any making of any lease, loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practice and other than investments in cash equivalents made in the ordinary course of business consistent with past practice.

               (h) Litigation. Except as disclosed in Section 4.1(h) of the Disclosure Schedule, there are no Actions or proceedings pending or, to the knowledge of the Company, threatened against the Company which, if determined adversely, would have a Material Adverse Effect.

               (i) Regulatory Matters; Compliance with Laws. Neither the Company nor any of its properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Governmental Entity. The conduct by the Company of its business is and has been in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, and judgments, orders or decrees, except for violations or failures to so comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (j) Taxes. For purposes of this Agreement, (A) the term "Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed with respect to federal, state, local and foreign Taxes (as defined below) or for information purposes, and the term "Return" means any one of the foregoing Returns, and (B) the term "Taxes" shall mean all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

                     (i) The Company does not file individual Returns. All of its properties, income and operations are aggregated with Fidelity for tax purposes. Except as set forth in Section 4.1(j)(i) of the Disclosure Schedule, all federal, state, local and foreign Returns which were required to be filed with respect to the Company or any of its properties, income and/or operations were duly prepared and filed by Fidelity. As of the time they were filed, such Returns accurately reflected the material facts regarding the income, business, assets, operations, activities and status of the Company, and any other information required to be shown thereon.

                     (ii) Except as disclosed in Section 4.1(j)(ii) of the Disclosure Schedule, with respect to all amounts in respect of Taxes imposed on the Company or for which the Company is or could be liable, whether to taxing authorities or to other Persons, all amounts required to be paid by or on behalf of the Company to taxing authorities or others have been paid.

                     (iii) Except as disclosed in Section 4.1(j)(iii) of the Disclosure Schedule, there is no review or audit by any taxing authority of any Tax liability of the Company currently in progress. Except as disclosed in
Section 4.1(j)(iii) of the Disclosure Schedule, the Company has not received any written notice of any pending or threatened audit by the Internal Revenue Service or any state, local or foreign agency of any Returns or Tax liability of the Company for any period. The Company currently has no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of the Company, nor, to the knowledge of the Company, is there reason to believe that any material deficiency will be assessed.

               (k) Contracts; Debt Instruments.

                     (i) Except as otherwise disclosed in Section 4.1(k)(i) of the Disclosure Schedule or otherwise disclosed to Parent during the Disclosure Period, the Company is not a party to or subject to:

                         (A) any collective bargaining or other agreements with labor unions, trade unions, employee representatives, work committees, guilds or associations representing employees of the Company;

                         (B) any employment, consulting, severance, termination, or indemnification agreement, contract or arrangement, including any oral agreement, contract or arrangement which requires the payment of over $25,000, with any current or former officer, consultant, director or employee;

                         (C) except as imposed by applicable regulators, any agreement, contract, policy, License, document, instrument, arrangement or commitment that materially limits the freedom of the Company to compete in any line of business or with any person or in any geographic area or which would so materially limit the freedom of the Company after the Effective Time, or by virtue of the transaction contemplated by this Agreement, Parent, Merger Subsidiary or any of their subsidiaries after the Effective Time; or

                         (D) any agreement or contract relating to any outstanding commitment for capital expenditures, or any partially or fully executory agreement or contract relating to the acquisition or disposition of rights or assets other than those entered into in the ordinary course consistent with past practices.

                     (ii) Neither the Company nor, to the knowledge of the Company, any of the other parties to any of the contracts and agreements identified in Section 4.1(k)(i) of the Disclosure Schedule is in default under or has terminated any such contract or agreement, or in any way expressed to the Company an intent to materially reduce or terminate the amount of its business with the Company in the future.

               (l) Proprietary Rights.

                     (i) "Company Proprietary Rights" shall be defined as all copyrights, copyright registrations, copyrights applications, trade and division or other names used in the operation of the Company, and all other material intellectual properties derived from or used in the conduct of operations of the Company; and permits, licenses or other agreements to or from third parties regarding the foregoing or that are related to the Company's products or business.

                     (ii) All of the Company Proprietary Rights are listed in
Schedule 4.1(l). Except as disclosed therein, the Company owns and possesses all right, title and interest in the Company Proprietary Rights. The Company has taken all necessary action to protect the Company Proprietary Rights and the transactions contemplated by this Agreement will have no Material Adverse Effect.

                     (iii) No claim by any third party contesting the validity, enforceability, use or ownership of any Company Proprietary Right has been made, is currently pending or, to the best knowledge of Fidelity and the Company, is threatened. The Company has not received any notice of, nor is it aware of any fact which indicates a likelihood of any infringement or misappropriation by any third party with respect to any of the Company Proprietary Rights. The Company has not infringed or misappropriated any rights of any third parties, nor is it aware of any infringement or misappropriation which will occur as a result of the continued operation of the Company as now conducted.

               (m) Insurance. The Company is covered by valid and currently effective insurance policies that are customary for companies of similar size and financial condition which conduct similar businesses. All such policies are in full force and effect, all premiums due thereon have been paid and the Company has complied with the provisions of such policies. The Company has not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Company that there will be a cancellation or non-renewal of existing policies or binders, or material modification of any of the methods of doing business, will be required.

               (n) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

               (o) Disclosure. The representations and warranties of the Company contained in this Agreement are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company which has not been disclosed to Parent in the Disclosure Schedule which, if taken as a whole, has had, or would reasonably be expected to have, a Material Adverse Effect.

               (p) Title to the Shares. Fidelity is, and at the Closing will be, the sole owner, beneficially and of record, of the Shares. The Shares are and will be transferred free and clear of all liens, claims, encumbrances, security interests, pledges, equities, options, charges, restrictions and defects in title of any nature whatsoever, other than restrictions imposed by federal and applicable state securities laws which do not constitute an impediment to the transactions described in this Agreement.

         4.2 Representations and Warranties of Parent and Merger Subsidiary. Parent and Merger Subsidiary represent and warrant to Fidelity subject to the exceptions and qualifications set forth in the disclosure schedule attached hereto (the "Parent Disclosure Schedule") as follows (whenever the representations or warranties of Parent and Merger Subsidiary are qualified by the knowledge of Parent and Merger Subsidiary, knowledge shall mean knowledge of the executive officers of Parent and Merger Subsidiary):

               (a) Organization, Standing and Corporate Power. Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a material adverse effect on the value, condition (financial or otherwise), prospects, business, or results of operations of the Parent and its subsidiaries as a whole, (ii) impair the ability of any party hereto to perform its obligations under this Agreement or
(iii) prevent or materially delay consummation of any of he transactions contemplated by this Agreement (a "Parent Material Adverse Effect"). Parent will deliver to the Company with the Parent

Disclosure Schedule complete and correct copies of the Certificate of Incorporation and Bylaws of Parent and Merger Subsidiary, as amended to the date of this Agreement.

               (b) Authority; Noncontravention. Parent and Merger Subsidiary have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a material benefit under, (i) the Certificate of Incorporation or Bylaws of Parent or Merger Subsidiary, (ii) except as disclosed in Section 4.2(b) of the Parent's Disclosure Schedule, any loan or credit agreement, note, instrument of debt, lien, lease or any other contract, agreement, instrument, permit or license applicable to Parent or Merger Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Merger Subsidiary or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, losses or liens that individually or in the aggregate would not impair the ability of Parent and Merger Subsidiary to perform their respective obligations under this Agreement or prevent the consummation of any of the transactions contemplated by this Agreement (a "Parent Material Adverse Effect"). Other than those Consents referred to in the Disclosure Schedule on the part of the Company, no Consent of any Governmental Entity is required by or with respect to Parent, Merger Subsidiary or any other subsidiary of Parent in connection with the execution and delivery of this Agreement or the consummation by Parent or Merger Subsidiary, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the consents disclosed in Section 4.2(b) of the Parent Disclosure Schedule, (ii) the filing of the Agreement of Merger in accordance with the CGCL and similar documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) compliance with applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and applicable state blue sky laws and (iv) such other Consents as to which the failure to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

               (c) SEC Documents; Financial Statements; No Undisclosed Liabilities. Parent has provided or made available to the Company true and correct copies of all reports, schedules, forms, statements, exhibits and other documents filed with the Securities and Exchange Commission (the "SEC") by Parent under or pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") since January 1, 1996 (the "Parent SEC Documents"), all of which were timely filed with the SEC. As of their respective dates, or as subsequently amended prior to the date of this Agreement, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parent SEC Documents include all contracts and other documents which are required by the Securities Act or the Exchange Act to be filed as exhibits thereto. The financial statements of the Parent included in the Parent SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Parent SEC Documents, neither the Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations which, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

               (d) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or any of its subsidiaries.

               (e) Insurance. The Parent and its subsidiaries are covered by valid and currently effective insurance policies in favor of the Parent that are customary for companies of similar size and financial condition which conduct similar businesses. All such policies are in full force and effect, all premiums due thereon have been paid and the Parent has complied with the provisions of such policies with respect to which the failure to comply with would result in a cancellation of such policies. The Parent has not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Parent and its subsidiaries that there will be a cancellation or non-renewal of existing policies or binders, or material modification of any of the methods of doing business, will be required.

               (f) Licenses, Approvals, etc. Each of the Parent and its subsidiaries possesses or has been granted all Licenses, except for Licenses as to which the failure to possess, individually or in the aggregate, would not have a Parent Material Adverse Effect. Except as described in Section 4.2(f) of the Parent Disclosure Schedule, no Action (as defined herein) is pending or, to the knowledge of the Company, threatened seeking the revocation or limitation of any of the Licenses.

               (g) Proprietary Rights.

                     (i) "Parent Proprietary Rights" shall be defined as all patents, patent registrations, patent applications, copyrights, copyright registrations, copyrights applications, trade and division or other names used in the operation of Parent, and all other material intellectual properties derived from or used in the conduct of operations of Parent; and permits, licenses or other agreements to or from third parties regarding the foregoing or that are related to Parent's products or business.

                     (ii) All of the Parent Proprietary Rights are listed in
Schedule 4.2(g). Except as disclosed therein, Parent owns and possesses all right, title and interest in the Parent Proprietary Rights. Parent has taken all necessary action to protect the Parent Proprietary Rights and the transactions contemplated by this Agreement will have no Parent Material Adverse Effect on Parent's right, title and interest in the Parent Proprietary Rights.

                     (iii) No claim by any third party contesting the validity, enforceability, use or ownership of any Parent Proprietary Right has been made, is currently pending or, to the best knowledge of Parent, is threatened. Parent has not received any notice of, nor is it aware of any fact which indicates a likelihood of any infringement or misappropriation by any third party with respect to any of the Parent Proprietary Rights. Parent has not infringed or misappropriated any rights of any third parties, nor is it aware of any infringement or misappropriation which will occur as a result of the continued operation of Parent as now conducted.

               (h) Disclosure. The representations and warranties of the Parent contained in this Agreement are true and correct in all material respects, and do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Parent which has not been disclosed to the Company in the Parent Disclosure Schedule and the Parent SEC Documents, taken as a whole, which has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         The Company agrees that:

         5.1 Conduct of Business. During the period from the date of this Agreement to the Effective Time, the Company shall carry on its businesses in the ordinary course of business in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees (as a group) and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement the Company shall not, and shall not permit any of its subsidiaries to, without the prior written approval of Parent (which approval will not be unreasonably withheld):

               (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock; (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options, to acquire, any such shares, voting securities or convertible securities (other than the issuance of Shares upon the exercise of Company Options outstanding as of the date hereof in each case in accordance with the terms and provisions thereof);

               (c) Amend its Articles of Incorporation, Bylaws or other comparable charter or organizational documents;

               (d) mortgage or otherwise encumber or subject to any lien or sell, lease, license, transfer or otherwise dispose of any material properties or assets, except in the ordinary course of business consistent with past practice or pursuant to existing contracts or commitments;

               (e) amend, modify or waive any material term of any outstanding security of the Company;

               (f) incur, assume, guarantee or become obligated with respect to any indebtedness other than in the ordinary course of business, consistent with past practice and in accordance with the terms thereof, or incur, assume, guarantee or become obligated with respect to any other material obligations other than in the ordinary course of business and consistent with past practice;

               (g) make any material tax election or take any material tax position (unless required by law) or change its fiscal year or accounting methods, policies or practices (except as required by changes in GAAP) or settle or compromise any material income tax liability;

               (h) enter into any, or commit to enter into, any lease, loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practice;

               (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction thereof, in the ordinary course of business consistent with past practice and in accordance with their terms or the settlement or other disposition of litigation matters by a payment or payments not exceeding $10,000, or release or waive any material rights or claims, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company is a party;

               (j) authorize any of, or commit or agree to take any of, the foregoing actions.

         5.2 Access to Information. From the date hereof until the Effective Time, the Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of the Company (including to perform any environmental studies), will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property related data and other information as such persons may reasonably request, and will instruct the Company's employees, counsel and financial advisors to cooperate with Parent in its investigation of the business of the Company.

         5.3 Tax Treatment. The Company shall not take any action which would disqualify the Merger as a "reorganization" that would be tax free to Parent pursuant to Section 368(a) of the Code.

         5.4 Confidentiality. Prior to the Effective Time and after any termination of this Agreement, the Company will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Parent and its subsidiaries furnished to the Company in connection with the transactions contemplated by this Agreement except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by the Company, (ii) in the public domain through no fault of the Company or (iii) later lawfully acquired by the Company from sources other than Parent; provided that the Company may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons have a need to know such information, are informed by the Company of the confidential nature of such information and are directed by the Company to treat such information confidentially. The Company's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, the Company will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, deliver to Parent, upon request, or, at the election of the Company, destroy, all documents and other materials and all copies thereof, obtained by the Company or on its behalf from Parent in connection with this Agreement that are subject to such confidentiality.

                                   ARTICLE VI

                               COVENANTS OF PARENT

         Parent agrees that:

         6.1 Confidentiality. Prior to the Effective Time and after any termination of this Agreement, Parent will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company furnished to Parent in connection with the transactions contemplated by this Agreement except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Parent, (ii) in the public domain through no fault of Parent or (iii) later lawfully acquired by Parent from sources other than the Company; provided that Parent may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons have a need to know such information, are informed by Parent of the confidential nature of such information and are directed by Parent to treat such information confidentially. Parent's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, Parent will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, deliver to the Company, upon request, or, at the election of Parent, destroy, all documents and other materials and all copies thereof, obtained by Parent or on its behalf from the Company in connection with this Agreement that are subject to such confidentiality.

         6.2 Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         6.3 Access to Information. From the date hereof until the Effective Time, the Parent will give the Company, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of the Parent and its subsidiaries, will furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property related data and other information as such persons may reasonably request, and will instruct the Parent's and its subsidiaries' employees, counsel and financial advisors to cooperate with the Company in its investigation of the business of the Parent and its subsidiaries; provided that no investigation pursuant to this Section 6.3 shall affect any representation or warranty given by the Parent hereunder.

         6.4 Tax Treatment. The Parent shall not take any action which would disqualify the Merger as a "reorganization" that would be tax free to Fidelity pursuant to Section 368(a) of the Code.

         6.5 Securities Reports. Parent agrees to timely file all reports required to be filed by it pursuant to the Exchange Act. Parent agrees to provide to the Company copies of all reports and other documents filed under the Securities Act or Exchange Act with the SEC by it between the date hereof and the Effective Time within five days after the date such reports or other documents are filed with the SEC.

         6.6 Implement Employee Benefits. Parent shall, as of the Effective Time, provide all employees of the Company with comparable employee benefits to those which such Company employees receive from the Company as of the date hereof, including, without limitation, comparable medical, dental, vision, chiropractic, psychiatric, psychological and any other health care plans, cafeteria or flexible credit plans, profit-sharing plans and any plan providing for the purchase of equity securities by the employees of the Company.

                                   ARTICLE VII

                       COVENANTS OF PARENT AND THE COMPANY

         The parties hereto agree that:

         7.1 Approvals; Reasonable Efforts; Notification.

               (a) Each of Parent and the Company shall (i) promptly prepare and make or cause to be made all filings required of such party or any of its subsidiaries and obtain all permits, consents, approvals, and authorizations of all third parties, Regulatory Authorities and Governmental Entities necessary to consummate the transactions contemplated by this Agreement, (ii) comply at the earliest practicable date with any request for additional information, documents, or other material received by such party or any of its subsidiaries from any Regulatory Authority or other Governmental Entity in respect of such filings or such transactions, and (iii) cooperate with the other party in connection with any such filing, and in connection with resolving any investigation or other inquiry of any such Regulatory Authority or other Governmental Entity. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Regulatory Authority or Governmental Entity regarding any such filings or any such transaction. Neither party shall participate in any meeting, with any Regulatory Authority or Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Regulatory Authority or Governmental Entity, the opportunity to attend and participate.

               (b) Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from Regulatory Authorities or Governmental Entities and the making of all other necessary registrations and filings (including other filings with Regulatory Authorities or Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

               (c) Each party shall give prompt notice to the other party of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy in any respect any covenant, condition or agreement to be compiled with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

               (d) The Company shall give prompt notice to Parent, and Parent or Merger Subsidiary shall give prompt notice to the Company, of:

                     (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                     (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

                     (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it or, in the case of Parent, any of its subsidiaries which, if pending on the date of this Agreement would have been required to have been disclosed pursuant to Section 4.1(h), 4.1(i), 4.1(j), 4.1(k) or 4.1(l) or Section 4.2(g) or which relate to the consummation of the transactions contemplated by this Agreement.

         7.2 Press Releases. Parent and Fidelity shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party and reasonable opportunity to comment, from making any disclosure which is required by law, regulation or stock exchange requirements.

         7.3 Due Diligence.

               (a) The Company shall permit Parent to conduct a due diligence investigation of the Company and its assets, liabilities, businesses, books, records and prospects.

               (b) Parent shall permit the Company to conduct a due diligence investigation of the Parent and its subsidiaries and their respective assets, liabilities, businesses, books, records and prospects.

         7.4 Indemnification.

               (a) Indemnification of Parent. Subject to the limitations contained in this section, Fidelity shall, for one year following the Effective Time, defend, indemnify and hold harmless Parent, its officers, directors, stockholders, employees and agents from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys' fees ("Claims and Liabilities") with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Company or Fidelity in this Agreement, or (ii) the breach of any covenant or agreement made by the Company or Fidelity in this Agreement.

               (b) Indemnification of Fidelity. Parent shall, for one year following the Effective Time, defend, indemnify and hold harmless Fidelity, and its officers, directors, stockholders, employees and agents against and in respect to all Claims and Liabilities with respect to or arising from (i) breach of any warranty or any inaccuracy of any representation made by Parent or Merger Subsidiary, (ii) breach of any covenant or agreement made by Parent or Merger Subsidiary in this Agreement.

               (c) Limitations. Anything to the contrary notwithstanding, Parent and Fidelity shall not be indemnified and held harmless in respect of any Claims and Liabilities which are covered by insurance owned by the Company to the extent that any net loss is reduced by such insurance.

               (d) Claims Procedure. Promptly after the receipt by any indemnified party (the "Indemnitee") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "Indemnifying Party") pursuant to this Section 7.4, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of his or its indemnification obligations contained in this Section 7.4, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within sixty (60) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at his or its own expense and by his or its own counsel, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that, as a result of an existing or prospective business relationship between Parent or any of its subsidiaries on the one hand and any other party or parties to such claim on the other hand, or as a result of other reasonable circumstances, there is a reasonable probability that a claim may materially and adversely affect him or it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Section 7.4, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and his or its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Section 7.4 to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of his or its indemnification obligations contained in this Section 7.4, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee; provided, however, that if the Indemnitee shall fail to consent to the settlement of such a claim by the Indemnifying Party, which settlement (i) the claimant has indicated it will accept, and (ii) includes an unconditional release of the Indemnitee and its affiliates by the claimant and imposes no material restrictions on the future activities of the Indemnitee and its affiliates, the Indemnifying Party shall have no liability with respect to any payment required to be made to such claimant in respect of such claim in excess of the proposed amount of settlement. If the Indemnitee is defending the claim as set forth above, the Indemnitee shall have the right to settle or compromise any claim against it after consultation with, but without the prior approval of, any Indemnifying Party; provided, however, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, be conclusive as to the liability of such Indemnifying Party to the Indemnitee.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         8.1 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

               (a) any consents, waivers, clearances, approvals and authorizations of Regulatory Authorities or other Governmental Entities that are necessary to permit consummation of the Merger shall have been obtained and shall remain in full force and effect in each case without the imposition of any condition, restriction or term which could reasonably be expected to have a Material Adverse Effect;

               (b) no provision of any applicable law or regulation and no judgment, injunction, order, decree or other legal restraint shall prohibit or make illegal the consummation of the Merger;

               (c) the Board of Directors of the Company shall have duly authorized and approved the execution and delivery of this Agreement by the Company and the transactions contemplated hereby prior to the execution by the Company of this Agreement.

               (d) tax opinions addressed to each of Parent and the Company by KPMG Peat Marwick, independent certified public accountants for both Fidelity and Parent in form and substance mutually acceptable to Parent and the Company shall have been obtained with respect to the Merger, based on customary reliance and subject to customary qualifications, to the effect that, for federal income tax purposes, the Merger will qualify as a tax-free "reorganization" under
Section 368(a) of the Code.

         8.2 Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are further subject to the satisfaction of the following conditions:

               (a) there shall not be effected, instituted, pending or proposed any action by any Governmental Entity (by legislation, rulemaking, change of applicable law or otherwise) (i) an effect of which is to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation by Parent or Merger Subsidiary of the Merger, seeking to obtain material damages or imposing any material adverse conditions in connection therewith or otherwise directly or indirectly relating to the transactions contemplated by this Agreement or the Merger, (ii) an effect of which is to impose limitations on the ability of Parent or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or any of its subsidiaries or affiliates on all matters properly presented to the Company's stockholders or (iii) that otherwise, in the reasonable judgment of Parent, is likely to have a Material Adverse Effect or a Parent Material Adverse Effect;

               (b) the Company and Fidelity shall have performed in all material respects their covenants and agreements under this Agreement, and the representations and warranties of the Company and Fidelity set forth in this Agreement shall be true in all material respects when made and at and as of the Effective Time as if made at and as of such time; and Parent and Merger Subsidiary shall have received certificates of the Chief Executive Officer or a Vice President of the Company and Fidelity to that effect;

               (c) no change shall have occurred or been threatened (and no development shall have occurred or been threatened involving a prospective change) that, in the reasonable judgment of Parent, has or is likely to have a Material Adverse Effect;

               (d) Parent shall have been furnished with copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement and the transactions contemplated hereby were taken, together with a certificate dated as of the Effective Time executed on behalf of the Company by its corporate secretary certifying to Parent that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded;

               (e) Parent's Board of Directors shall have received an opinion from Cruttenden Roth Incorporated, its financial advisor, in connection with the Merger that the Merger Consideration is fair to Parent from a financial point of view;

               (f) Parent shall have received an opinion of Stradling Yocca Carlson & Rauth, counsel to the Company, dated as of the Effective Time, as to the matters set forth on Exhibit A hereto.

         8.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the further satisfaction of the following conditions:

               (a) there shall not be effected, instituted, pending or proposed any action by any Governmental Entity (by legislation, rulemaking, change of applicable law or otherwise) (i) an effect of which is to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation by the Company of the Merger, seeking to obtain material damages or imposing any material adverse conditions in connection therewith or otherwise directly or indirectly relating to the transactions contemplated by this Agreement or the Merger, (ii) an effect of which is to impose limitations on the ability of Parent or any of its subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or any of its subsidiaries or affiliates on all matters properly presented to the Company's stockholders or (iii) that otherwise, in the reasonable judgment of the Company, is likely to have a Material Adverse Effect or a Parent Material Adverse Effect;

               (b) Parent and Merger Subsidiary shall have performed in all material respects their covenants and agreements under this Agreement, and the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall be true in all material respects when made and at and as of the Effective Time as if made at and as of such time; and the Company shall have received certificates of the Chief Executive Officer or a Vice President of Parent and Merger Subsidiary to that effect;

               (c) no change shall have occurred or been threatened (and no development shall have occurred or been threatened involving a prospective change), other than changes resulting from changes in interest rates, that, in the reasonable judgment of the Company, has or is likely to have a Parent Material Adverse Effect;

               (d) Fidelity's Board of Directors shall have received an opinion from its financial advisor Wedbush Morgan Securities that the Merger Consideration is fair to Fidelity from a financial point of view (the fairness opinion referenced in this Section 8.3(d), together with the fairness opinion referenced in Section 8.2(e), shall be known, collectively, as the "Fairness Opinions");

               (e) The Company shall have received an opinion of James M. Phillips, Jr., Professional Law Corporation, counsel to Parent and Merger Subsidiary, dated as of the Effective Time, as to the matters set forth on Exhibit C hereto;

               (f) Parent shall have increased the size of the Board of Directors of Parent, effective as of the Closing, from five members to eight members, all of which members shall have been duly appointed in accordance with the Delaware General Corporation Law, and such members shall include the following individuals: William P. Foley, II, Carl A. Strunk, Richard H. Pickup, George E. Olenik, Thomas E. Pistilli and Patrick F. Stone, with two vacancies to be filled by subsequent appointment by the Corporation's Board of Directors.

                                   ARTICLE IX

                        CONDITIONS FOLLOWING THE CLOSING

         9.1 Adoption of Additional Stock Option Plan. On or before the 60th day after the Closing Date, Parent shall adopt a new stock option plan (the "Option Plan"), which Option Plan shall (i) authorize and reserve for issuance (x) 600,000 new shares of Parent's Common Stock, plus (y) the number of shares of Parent's Common Stock reserved for issuance under Parent's 1995 Incentive Stock Option Plan (the "1995 Plan") but not granted pursuant to the 1995 Plan as of the date of this Agreement, and (ii) be in form and substance as is approved by Fidelity in its discretion. In addition, on or before such 60th day after the Closing Date, Parent shall have taken all steps necessary and required to adopt the Option Plan, including, without limitation, obtaining the approval of the Option Plan by Parent's stockholders and the filing of a Registration Statement on Form S-8 pursuant to the Securities Act registering the issuance of the shares of stock under the Option Plan.

         9.2 Fidelity Financing. Following the Closing, Fidelity agrees to provide Parent with up to $5 million in senior unsecured debt financing (the "Fidelity Financing") on terms and subject to conditions to be mutually agreed upon between Fidelity and Parent. The parties hereby expressly agree that the aggregate dollar amount of the Fidelity Financing shall be reduced by the dollar amount of any intercompany amounts owed by the Company to Fidelity as of the Closing Date.


                                    ARTICLE X

                                   TERMINATION

         10.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time :

                     (i) by mutual written consent of the Company and Parent;

                     (ii) by either the Company or Parent, if the Merger has not been consummated by July 30, 1998 (provided that the party seeking to terminate the Agreement shall not have breached its obligations under this Agreement in any material respect);

                     (iii) by Parent, at any time prior to the Effective Time, by action of the Board of Directors of Parent, if there has been a breach by the Company of any of the representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case which has or could reasonably be expected to have a Material Adverse Effect, provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 10.1(iii) with respect to any such breach or occurrence after the expiration of a ten (10) day period following Parent's receipt of notice of such breach from the Company;

                     (iv) by the Company, at any time prior to the Effective Time, by action of the Board of Directors of the Company, if any of the representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Parent or Merger Subsidiary shall have become untrue, in either case which has or could reasonably be expected to have a Material Adverse Effect, provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 10.1(v) with respect to any such breach or occurrence after the expiration of a ten (10) day period following the Company's receipt of notice such breach from the Parent or Merger Subsidiary; or

         10.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto or their respective officers and directors, except that the agreements contained in Sections 5.4, 6.1 and 11.4 shall survive the termination hereof. Specifically, and without limiting the generality of the foregoing, Parent and Merger Subsidiary agree that, except as expressly provided in this Section 10.2, termination of this Agreement shall be their sole and exclusive remedy for any nonwillful breach by the Company of its representations, warranties and covenants under this Agreement and the Company agrees that termination of this Agreement shall be its sole and exclusive remedy for any nonwillful breach by Parent or Merger Subsidiary of their representations, warranties and covenants under this Agreement. If this Agreement is terminated by reason of a willful breach by a party, then the breaching party shall be liable to the non-breaching party for all actual, consequential and incidental damages suffered by the non-breaching party arising from such willful breach.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

         if to the Company or Fidelity, to:

                      Fidelity National Financial, Inc.
                      3916 State Street, Suite 300
                      Santa Barbara, California  93105
                      Telecopy:  (805) 898-7191
                      Attn: Carl A. Strunk, Executive Vice President with a copy to:

                      Stradling Yocca Carlson & Rauth
                      660 Newport Center Drive, Suite 1600
                      Newport Beach, CA  92660-6441
                      Telecopy:  (714) 725-4100
                      Attn:  C. Craig Carlson, Esq.

         if to the Parent or Merger Subsidiary, to:

                      Micro General Corporation
                      14711 Bentley Circle
                      Tustin, CA  92780
                      Telecopy:  (714) 731-0557
                      Attn:  Thomas E. Pistilli, President

         with a copy to:

                      Palmieri, Tyler, Wiener, Wilhelm & Waldron, LLP East Tower - Suite 1300
                      2063 Main Street
                      Irvine, CA  92614-6228
                      Telecopy:  (714) 851-1554
                      Attn:  James M. Phillips, Jr., Esq.

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section.

         11.2 Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall survive the Effective Time or the termination of this Agreement for a period of one year from the date thereof, except for the representations, warranties and agreements set forth in Sections 5.4, 6.1, 7.4 and 11.4 which shall have no expiration date.

         11.3 Amendments; No Waivers.

               (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Fidelity, Parent and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         11.4 Fees and Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, with respect to legal fees only, the parties hereby expressly agree that all legal fees incurred by the Company, Fidelity, Parent and Merger Subsidiary in connection with the transactions contemplated by this Agreement shall be aggregated and apportioned equally between Fidelity, on the one hand, and Parent, on the other hand.

         11.5 Successors and Assigns; Parties in Interest. The provisions of this Agreement shall be binding, upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that, with the consent of the Company, Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of Parent or any of its wholly-owned subsidiaries, any or all of its rights or obligations, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations under this Agreement. Except as expressly set forth herein nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights.

         11.6 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

         11.7 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California, without giving effect to the principles of conflicts of laws thereof.

         11.8 Entire Agreement. This Agreement, including Exhibits and Disclosure Schedules to this Agreement, constitutes the entire agreement, and supersedes all other prior agreements, written and oral, among the parties, with respect to the subject matter hereof.

         11.9 Counterparts; Effectiveness; Interpretation. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         11.10 Effect of Disclosure Schedule. Notwithstanding anything to the contrary contained in this Agreement or in any Section of the Disclosure Schedule, any information disclosed in one Section of the Disclosure
Schedule shall be deemed to be disclosed in all Sections of the Disclosure Schedule, to the extent that such deemed disclosure is apparent from the information actually disclosed.

        The parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       MICRO GENERAL CORPORATION



                                       By:
                                           ------------------------------------
                                           Thomas E. Pistilli, President



                                       ACS MERGER, INC.



                                       By:
                                           ------------------------------------
                                           Carl A. Strunk, President, Treasurer
                                           and Secretary



                                       ACS SYSTEMS, INC.



                                       By:
                                           ------------------------------------
                                           Carl A. Strunk, Executive Vice
                                           President



                                       FIDELITY NATIONAL FINANCIAL, INC.



                                       By:
                                           ------------------------------------
                                           Carl A. Strunk, Executive Vice
                                           President and Chief Financial Officer